Exhibit 10.21

Heritage Distilling Holding Company, Inc.

EXCHANGE SUBSCRIPTION AGREEMENT

July 30, 2025

11010 Harbor Hill Drive #B-308

Gig Harbor, WA 98332

Ladies and Gentlemen:

The undersigned holder(s) (the “Holder”) of Series B Convertible Preferred Stock (the “Series B Stock”) of Heritage Distilling Holding Company, Inc. (the “Company”) in the aggregate principal amount as shown on Exhibit A to this Exchange Subscription Agreement (“Exchange Agreement”) set forth next to the Holder’s name on Exhibit A to this Exchange Agreement, does hereby certify to, and agree with, the Company as follows:

1. The Holder is the owner of the Series B Stock in the aggregate principal amount set forth on Exhibit A, inclusive of all subscription amounts, Original Issue Discounts, accrued dividends and bonuses as of July 18, 2025, exercisable for the number of shares of Common Stock set forth next to the Holder’s name on Exhibit A. The Holder acknowledges that this Exchange Agreement is one of a series of Exchange Subscription Agreements (the “Other Exchange Agreements”) entered into by the Company on or around the date hereof with other holders (the “Other Holders”) of Series B Stock (the “Other Series B Stock”) of the Company that are on terms similar to the Series B Stock pursuant to which such Other Holders will exchange such Other Series B Stock for shares of Common Stock and/or Pre-Funded Warrants on terms substantially similar hereto.

2. The Company has offered the Holder the opportunity to subscribe for and purchase (i) the number of shares of Common Stock of the Company set forth next to the Holder’s name on Exhibit A (the “Exchange Shares”) and (ii) pre-funded warrants exercisable for the number of shares of Common Stock set forth on Exhibit A, both warrants attached hereto as Exhibit B (the “Pre-Funded Warrants” and the shares of Common Stock underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) in exchange for all of the Series B Stock, including all subscription amounts, Original Issue Discounts, accrued dividends and bonuses thereon through July 18, 2025, in the amount set forth next to the Holder’s name on Exhibit A.

The exchange will be effective on the date in which the Company completes a “Qualified Financing,” defined as a financing of $100 million or more in a combination of cash and/or cryptocurrencies in exchange for common stock and pre-funded warrants issued by the Company (the date upon which such Qualified Financing prices will be the “Effective Date”). If the Company does not complete a Qualified Financing by October 31, 2025, the Holder will have the right to cancel this Exchange Agreement back into Series B Stock under the original terms of the original subscription subscribed to by Holder, in which case if the Holder exercised such right, all Common Stock held and Pre-Funded Warrants issued will be converted back to Series B Stock, net of any shares sold into the market by Holder. As this Exchange Agreement is being issued in exchange for the relinquishment of certain pre-paid for securities, the date of issuance will tack on to the original Series B Subscription Agreement(s) for which it is being exchanged.

3. The Holder does hereby irrevocably elect to exchange the Series B Stock and to subscribe to the number of shares of Common Stock and/or Pre-Funded Warrants set forth next to the Holder’s name on Exhibit A. Upon acceptance by the Company of such exchange and subscription upon the Effective Date, the Holder’s Series B Stock shall be cancelled by the Company, and the Company shall have no further obligations with respect thereto, and the Company shall issue to the Holder the requisite number of shares of Common Stock and Pre-Funded Warrants.

4. The Holder hereby acknowledges, represents, warrants and agrees as follows:

(a) The Holder has received all documents related to the Company requested by the Holder, has carefully reviewed them and understands the information contained therein;

(b) Neither the Securities and Exchange Commission nor any state securities commission has approved the Common Stock to be issued hereunder, or passed upon or endorsed the merits of the offering of such Common Stock;

(c) The Holder has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Holder;

(d) In evaluating the suitability of an investment in the Company, the Holder has not relied upon any representation or other information (oral or written) other than as contained in documents or answers to questions so furnished to the Holder by the Company;

(e) The Holder is acquiring the Common Stock solely for the Holder’s own account for investment and not with a view to resale or distribution thereof, in whole or in part; the Holder has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of such Common Stock; and the Holder has no plans to enter into any such agreement or arrangement;

(f) The Holder meets the requirements of at least one of the suitability standards for an “accredited investor” as such term is defined the Securities Act; and

5. All questions concerning the construction, validity, enforcement and interpretation of this Exchange Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereunder (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Tacoma, Washington (the “Washington Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Washington Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Washington Courts, or such Washington Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Series B Stock and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Exchange Subscription Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Exchange Subscription Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

6. (a) This Exchange Agreement constitutes the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. No provision of this Exchange Subscription Agreement and the Other Exchange Agreements may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the holders holding at least a majority of the principal amount of the Series B Stock and Other Series B Stock exchanged hereunder and under the Other Exchange Agreements; provided, that any such waivers, modifications, supplements and amendments shall apply equally to this Exchange Agreement.

(b) The Holder’s representations and warranties made in this Exchange Subscription Agreement shall survive the execution and delivery hereof and the delivery of the Common Stock contemplated hereby.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Exchange Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(d) This Exchange Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Exchange Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Exchange Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Holder has executed this Exchange Subscription Agreement on

_________________________.

If the Holder is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Signature of Holder	Social Security Number

Print Name	Address

Date	City, State, Zip Code

If the Holder is a PARTNERSHIP, CORPORATION, or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation or Trust	Identification Number

Date	State of Organization

By:
Address
Name:

Title:	City, State, Zip Code

SUBSCRIPTION ACCEPTED AND AGREED TO

on _________________________________

HERITAGE DISTILLING HOLDING COMPANY, INC.

By:
Name:	Justin Stiefel
Title:	Chief Executive Officer

[Signature Page – Exchange Subscription Agreement]

Exhibit A

Exchange Shares

Holder: __________________________________________________

Aggregate Principal $ Amount of Series B Preferred Stock	Aggregate Accrued OID and Unpaid Dividends and Bonuses Due	Total $ Amount to be Exchanged	Effective Conversion Price Per Share	Total Shares of Common Stock to Be Issued
D	E-D	E	G or J3	J

Total Tranche 1 Pre-Funded Warrants*	Total Tranche 2 Pre-Funded Warrants**
K	L

*	Tranche 1 Pre-Funded Warrants: vest at the earlier of 3 months from the Qualified Financing Date or when the Common stock of the Company has a Closing Price of $1.50 per share

**	Tranche 2 Pre-Funded Warrants: vest at the earlier of 6 months from the Qualified Financing Date or when the Common stock of the Company has a Closing Price of $2.00 per share

Exhibit B

Pre-Funded Warrants

[see attached]